Exhibit 10.64

FIRST AMENDMENT TO

CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (“First Amendment”) is entered into as of June 29, 2005, by and among Lenders, SHURGARD STORAGE CENTERS, INC., a Washington corporation (“Borrower”), and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent, Swing Line Lender and L/C Issuer (“Agent”).

RECITALS

A. Lenders, Borrower, and Agent are parties to that certain Credit Agreement dated as of February 14, 2005 (the “Credit Agreement”), and the related Loan Documents described therein.

B. Borrower has requested that the Aggregate Term Commitments be increased in the amount of $300,000,000 and that the Term Maturity Date be extended to February 14, 2008, and all of the Lenders are willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, Lenders, Borrower and Agent agree as follows:

AGREEMENT

1. Capitalized Terms. Capitalized terms not otherwise defined in this First Amendment shall have the meanings set forth in the Credit Agreement. The rules of construction and interpretation specified in Section 1.02 of the Credit Agreement also apply to this First Amendment and are incorporated herein by this reference.

2. Amendments to Credit Agreement. The Credit Agreement is amended as follows:

(a) Amendments to Definitions. In Section 1.01, amendments are made to the definitions, as follows:

(1) The definition of “Closing Date” is amended and restated to read as follows:

“Closing Date” means February 14, 2005.

(2) The definition of “Term Maturity Date” is amended and restated to read as follows:

“Term Maturity Date” means February 14, 2008, unless accelerated pursuant to the terms hereof.

(3) The definitions “Term Extension Date” and “Term Extension Fee” are hereby deleted.

(b) Amendments to Section 2.09(e). Section 2.09(e) is hereby deleted.

(c) Amendments to Section 2.14(b). Section 2.14(b) is hereby amended and restated to read as follows:

(b) Intentionally Omitted.

(d) Amendments to Section 2.15(a). The first sentence of Section 2.15(a) is hereby amended and restated to read as follows:

(a) Provided there exists no continuing Default or Event of Default, upon notice to Agent (which shall promptly notify the Lenders), (i) Borrower may on a one-time basis prior to the third anniversary of the Closing Date, request an increase in the Aggregate Revolving Commitments; (ii) Borrower may on a one-time basis prior to September 28, 2005, request an increase in the Aggregate Term Commitments, provided that such requested increase may not cause the Aggregate Term Commitments to exceed $350,000,000; and (iii) Borrower may on a one-time basis from and after September 28, 2005 and prior to the third anniversary of the Closing Date, request an increase in the Aggregate Term Commitments; provided, that the requested increase(s) in the Commitments may not in the aggregate cause the Aggregate Commitments to exceed $850,000,000.

(e) Amendments to Section 6.12(c). Section 6.12(c) is hereby amended and restated as follows:

(c) Fixed Charge Coverage Ratio. Maintain a ratio of Consolidated EBITDA to Fixed Charges of at least 1.75:1.0. This ratio will be calculated at the end of each reporting period for which this Agreement requires Borrower to deliver financial statements, using the results of the twelve-month period ending with that reporting period.

(f) Amendments to Schedule 2.01. Schedule 2.01 is hereby deleted and replaced with the Schedule 2.01 attached hereto.

3. Fees. Borrower shall pay the arrangement fees and the upfront fees set forth in, and in accordance with, the letter agreement, dated June 2, 2005, between Borrower, Agent and Arranger. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever. Borrower shall not be responsible for paying any fees pursuant to Section 2.09(e) of the Credit Agreement.

4. Conditions to Effectiveness. Notwithstanding anything contained herein to the contrary, this First Amendment shall not become effective until each of the following conditions is fully and simultaneously satisfied:

(a) Delivery of Amendment. Borrower, Agent and the Lenders shall have executed and delivered to Agent counterparts of this First Amendment sufficient in number for distribution to Agent, each Lender and Borrower.

(b) Consent of Guarantors and Borrower. Each Guarantor shall have executed the Guarantor Consent attached hereto as Exhibit A and Borrower shall have executed the Guarantor Consent attached hereto as Exhibit B, each sufficient in number for distribution to Agent, each Lender and Borrower.

(c) Delivery of New Term Notes. Borrower shall have executed and delivered to Agent new Term Notes reflecting the increased Term Commitment of any Lender.

(d) Corporate Certificates. Agent shall have received all of the following, each reasonably satisfactory to it in form and substance:

(1) A certificate signed by a Responsible Officer of Borrower (i) certifying and attaching the resolutions adopted by Borrower authorizing the execution, delivery and performance of this First Amendment and the Guarantor Consent attached hereto as Exhibit B, and (ii) including a Compliance Certificate demonstrating pro forma compliance with Section 6.12 of the Credit Agreement after giving effect to such increase, and (iii) certifying that, before and after giving effect to such increase, no Default or Event of Default exists and the representations and warranties contained in Article V of the Credit Agreement are true and correct on and as of the date of this First Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

(2) A certificate signed by a Responsible Officer of each Guarantor certifying and attaching the resolutions adopted by such Guarantor authorizing the execution, delivery and performance of the Guarantor Consent attached hereto as Exhibit A.

(3) An incumbency certificate of a Responsible Officer of Borrower describing the office and identifying the specimen signatures of the individuals authorized to sign this First Amendment and the Guarantor Consent attached hereto as Exhibit B.

(4) An incumbency certificate of a Responsible Officer of each Guarantor describing the office and identifying the specimen signatures of the individuals authorized to sign the Guarantor Consent attached hereto as Exhibit A.

(5) Such documents and certifications as Agent may reasonably require to evidence that Borrower and each Guarantor is duly organized, validly existing and in good standing under the laws of the state where such party is organized.

(e) Prepayment of Term Loans. Borrower shall have prepaid any Term Loans outstanding as of the date hereof (and shall have paid any additional amounts required pursuant to Section 3.05 of the Credit Agreement) to the extent necessary to keep the outstanding Term Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Term Commitments under this First Amendment.

(f) Payment of Fees. Borrower shall have paid all fees and other amounts that it is required to pay under the letter described in Section 3 of this First Amendment.

(g) Representations and Warranties. The representations and warranties of Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of this First Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4(g) of this First Amendment, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

(h) Legal Opinion. Agent shall have received a favorable opinion of counsel to the Loan Parties acceptable to Agent addressed to Agent and each Lender, as to the matters set forth concerning the Loan Parties and this First Amendment in form and substance satisfactory to Agent.

5. Representations and Warranties. Borrower hereby represents and warrants to Lenders and Agent that each of the representations and warranties set forth in Article V of the Credit Agreement, as modified by the terms of this First Amendment, is true and correct in each case as if made on and as of the date of this First Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement. Borrower expressly agrees that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made hereunder shall prove to have been incorrect or misleading when made or deemed made and, if such representation or warranty is capable of being made accurate and complete, Borrower fails to make such representation or warranty accurate and complete within 7 days after written notice thereof from Agent.

6. No Further Amendment. Except as expressly modified by this First Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified and, as modified hereby, shall remain in full force and effect and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, Borrower expressly reaffirms and ratifies its obligation to pay or reimburse Agent and Lenders on request for all reasonable expenses, including legal fees, actually incurred by Agent or such Lender in connection with the preparation of this First Amendment, the other amendment documents in connection with this First Amendment (“Amendment Documents”), and the closing of the transactions contemplated hereby and thereby.

7. Reaffirmation of Loan Documents. Borrower hereby reaffirms all of its obligations under the Loan Documents (as defined in the Credit Agreement as modified by this First Amendment) and acknowledges and agrees that, as of the date hereof, it has no defenses to the enforcement thereof. Borrower, Agent and Lenders hereby agree to (i) the amendments to the Credit Guaranties set forth in the Guarantor Consents attached hereto as Exhibit A and (ii) the amendments to the Qualified Borrower Guaranty set forth in the Guarantor Consents attached hereto as Exhibit B.

8. Return of Superceded Term Notes. Each Lender receiving a new Term Note pursuant to Section 4(c) of this First Amendment agrees that, upon receipt of such new Term Note, such Lender shall return to Borrower the old Term Note delivered to such Lender following the Closing Date.

9. Miscellaneous.

(a) Entire Agreement. This First Amendment and the other Amendment Documents comprise the entire agreement of the parties with respect to the subject matter hereof and supersede all prior oral or written agreements, representations or commitments.

(b) Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same First Amendment.

(c) Governing Law. This First Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Washington.

(d) Oral Agreements Not Enforceable.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.

SHURGARD STORAGE CENTERS, INC.

By:	/s/ Harrell Beck
Name:	Harrell Beck
Title:	Executive Vice President and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Dora A. Brown
Name:	Dora A. Brown
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, Issuer and Swing Line Lender

By:	/s/ Gordon H. Gray
Name:	Gordon H. Gray
Title:	Senior Vice President

CITICORP NORTH AMERICA, INC., as a Lender

By:	/s/ David Bouton
Name:	David Bouton
Title:	Vice President

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Lender

By:	/s/ Kerstin Micke	/s/ Ralph C. Morris
Name:	Kerston Micke	Ralph C. Morris
Title:	Assistant Treasurer	Vice President

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Klay Schmeisser
Name:	Klay Schmmeisser
Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Scott Childs
Name:	Scott Childs
Title:	Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Patrik G. Norris
Name:	Patrik G. Norris
Title:	Director

THE ROYAL BANK OF SCOTLAND, as a Lender

By:	/s/ Bruce Ferguson
Name:	Bruce Ferguson
Title:	Senior Vice President; Leisure & Hotels

KBC BANK, N.V. as a Lender

By:	/s/ Eric Raskin
Name:	Eric Raskin
Title:	Vice President

By:	/s/ Robert Snauffer
Name:	Robert Snauffer
Title:	First Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Karen Kennedy
Name:	Karen Kennedy
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Wilfred C. Jack
Name:	Wilfred C. Jack
Title:	Vice President

SUNTRUST BANK, as a Lender

By:	/s/ Blake K. Thompson
Name:	Blake K. Thompson
Title:	Vice President

MALAYAN BANKING BERHAD, as a Lender

By:	/s/ Wan Fadzmi Othman
Name:	Wan Fadzmi Othman
Title:	General Manager

SOCIETE GENERALE, as a Lender

By:	/s/ Scott Goslee
Name:	Scott Goslee
Title:	Director

BANK HAPOALIM B.M., as a Lender

By:
Name:
Title:

FIRST COMMERCIAL BANK, LOS ANGELES BRANCH, as a Lender

By:	/s/ Chih-Tao Shih
Name:	Chih-Tao Shih
Title:	SAVP & Deputy General Manager